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                                                                     EXHIBIT 8.1

                                       September 3, 1998


General American Railcar Corporation II
500 West Monroe Street
Chicago, Illinois 60661

     Re:  Registration Statement on Form S-3
          Pass Through Certificates, Series 1998-1

Ladies and Gentlemen:

     We have acted as special counsel to General American Railcar Corporation II, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-58731) as amended by Amendment No. 1 thereto (the "Registration Statement"). The Registration Statement relates to up to $167,000,000 aggregate principal amount of Pass Through Certificates (the "Pass Through Certificates"). The Pass Through Certificates will be issued under a Pass Through Trust Agreement to be entered into by and between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement as supplemented by a Trust Supplement relating to the Pass Through Certificates (each as supplemented, an "Agreement"). All capitalized terms used herein and not otherwise defined have the meanings specified in such Exhibit 4.1.

     We are of the opinion that the anticipated material federal income tax consequences to holders of the Pass Through Certificates of the purchase, ownership and disposition of Pass Through Certificates are as set forth in the discussion in the Prospectus relating to Pass Through Certificates which constitutes part of the Registration Statement entitled "Federal Income Tax Considerations," and we hereby confirm that the discussion therein, including the statements of law and legal conclusions, constitutes our opinion. The forgoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations (including proposed regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect as of the date of this letter and all of which are subject to change, possibly with retroactive effect, or different interpretations.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the third paragraph under the caption "Federal Income Tax Considerations" in the Prospectus relating to Pass Through Certificates which constitutes part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ